UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2005

ESS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-26660 (Commission File Number)	94-2928582 (IRS Employer Identification No.)

48401 FREMONT BOULEVARD FREMONT, CA (Address of principal executive offices)	94538 (Zip Code)

Registrant’s telephone number, including area code: (510) 492-1088

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     On February 2, 2005, ESS Technology, Inc. (ESS) announced its consolidated financial results for the fourth quarter and the year ended December 31, 2004. A copy of this press release is furnished as an exhibit to this Current Report on Form 8-K. The information in this Form 8-K, including the exhibit, is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into the filings of ESS under the Securities Act of 1933, as amended or the Exchange Act.

Use of Non-GAAP Information

     In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), ESS also provides certain non-GAAP financial measures that exclude certain charges as additional information relating to its operating results. These measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies. The calculations of non-GAAP financial measures have been adjusted to exclude the effects of amortization of intangible assets, write-down of investments, in-process research and development, and related tax effects. Pursuant to the requirements of Regulation G, ESS has provided reconciliation within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures as well as a statement disclosing the reasons why ESS’ management believes that the non-GAAP financial measures provide useful information to investors.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.
	99.1	Press Release dated February 2, 2005 regarding financial results and certain other information related to the fourth quarter and the year ended December 31, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2005		ESS TECHNOLOGY, INC.
	By:	/s/ Robert L. Blair

Robert L. Blair
President and Chief Executive Officer

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EXHIBIT INDEX

99.1	Press Release dated February 2, 2005 regarding financial results and certain other information related to the fourth quarter and the year ended December 31, 2004.